 As filed with the Securities and Exchange Commission on January 31, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3883101

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

15 Huangpu Science and Technology Park

Jiang’an District

Wuhan, Hubei Province, PRC 430023

(011) 86 27 65694977

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

2711 Centerville Road

Suite 300

Wilmington, DE 19808

(302) 636-5401

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yvan-Claude Pierre, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

(212) 521-5450

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of Registration fee

Common Stock, $0.001 par value	2,783,527	(2)	$1.685	(2)	$4,690,243	$537.50

1.	This registration statement also relates to an indeterminate number of shares of the registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

2.	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the registrant’s common stock on January 30, 2012, as reported on the NASDAQ Capital Market. It is not known how many shares will be sold under this registration statement or at what price or prices such shares will be sold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with Securities and Exchange Commission. The selling stockholder may not sell any of the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where offers or sales are not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2012

PROSPECTUS

KINGOLD JEWELRY, INC.

2,783,527 SHARES OF COMMON STOCK

The selling stockholder listed on page 2 may use this prospectus to offer and resell from time to time and for its own account up to 2,783,527 shares of our common stock. For more information on the selling stockholder, please see section entitled “Selling Stockholder” beginning on page 2 of this prospectus. The selling stockholder acquired the shares being offered for resale under this prospectus in connection with our private placement on December 29, 2011. Registration does not necessarily mean that the selling stockholder will offer or sell any of the shares.

The selling stockholder may sell the shares covered by this prospectus in a number of ways and at varying prices. See section entitled “Plan of Distribution” beginning on page 4 of this prospectus. The prices at which the selling stockholder may sell the shares of common stock will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any shares of our common stock in this offering and, as a result, we will not receive any proceeds from the sale of these shares of common stock by the selling stockholder. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholder.

Our common stock is traded on the NASDAQ Capital Market under the symbol “KGJI.” On January 30, 2012, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.70.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2012

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find Additional Information” before buying any securities in this offering.

The terms “we,” “us,” “our,” and the “Company” refer only to Kingold Jewelry, Inc. (“Kingold”) and its subsidiaries, unless the context suggests otherwise. Additionally, unless we indicate otherwise, references in this prospectus to:

• “China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

• “RMB” and “Renminbi” are to the legal currency of China; and

• “$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully and any accompanying documents incorporated by reference before making an investment decision. You should also refer to the risks of investing discussed under “Risk Factors” beginning on page 1.

About Kingold Jewelry, Inc.

Since December 2009, we have been engaged in the design, manufacturing and sale of gold jewelry in the PRC, via a variable interest entity relationship with Wuhan Kingold Jewelry Company Limited, or Wuhan Kingold, a PRC company.

We were initially incorporated in 1995 in Delaware as Vanguard Enterprises, Inc. In 1999, we changed our corporate name to Activeworlds.com, Inc. (and subsequently to Activeworlds Corp.) and through a wholly-owned subsidiary we provided internet software products and services that enabled the delivery of three-dimensional content over the internet. We operated that business until December 11, 2002 when we sold that business to our former management and we became a shell company with no significant business operations. As a result of the consummation of a reverse acquisition transaction as described below, on December 23, 2009, we ceased to be a shell company and became an indirect holding company for Wuhan Vogue-Show Jewelry Co., Limited, or Vogue-Show, through Dragon Lead Group Limited, or Dragon Lead.

Through a variable interest entity relationship with Wuhan Kingold, we believe that we are one of the leading professional designers and manufacturers of high quality 24-Karat gold jewelry and Chinese ornaments developing, promoting, and selling a broad range of products to the rapidly expanding jewelry market across the PRC. According to accreditations provided by the China Gold Association, we ranked as one of the top three gold jewelry manufacturers in China in both 2008 and 2009. We offer a wide range of in-house designed products including but not limited to gold necklaces, rings, earrings, bracelets, and pendants. We launch as many as 900 new products each month, and approximately 10,000 every year.

We have historically sold our products directly to distributors, retailers and other wholesalers, who then sell our products to consumers through retail counters located in both department stores and other traditional stand-alone jewelry stores. We sell our products to our customers at a price that reflects the market price of the base material, plus a mark-up reflecting our design fees and processing fees. Typically this mark-up ranges from 4 – 6% of the price of the base material.

We aim to become an increasingly important participant in the PRC’s gold jewelry design and manufacturing sector. In addition to expanding our design and manufacturing capabilities, our goal is to provide a large variety of gold products in unique styles and superior quality under our brand, Kingold.

We are located in Wuhan which is one of the largest cities in China. Our headquarters office is located at 5 Huangpu Science and Technology Park, Jiang’an District, Wuhan, Hubei Province, PRC 430023. Our telephone number is (011) 86 27 65694977 and our website address is http://www.kingoldjewelry.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

- II -

The Offering

Common stock offered by the selling stockholder	2,783,527 shares.

Common stock outstanding before this offering	53,107,343 shares.

Common stock outstanding after this offering	53,107,343 shares.

Terms of the this offering	The selling stockholder will determine when and how it will sell the common stock offered in this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholder.

Nasdaq Capital Market Symbol	KGJI.

Risk factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the ‘‘Risk Factors’’ section before deciding whether or not to invest in shares of our common stock.
- III -

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause of contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 31, 2011 and in our most recent Quarterly Report on Form 10-Q, which are incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the Securities and Exchange Commission. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations and beliefs, including estimates and projections about our industry. Forward-looking statements may be identified by use of terms such as “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “believes” and similar expressions, although some forward-looking statements are expressed differently. Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management’s current expectations. Such risks and uncertainties include those set forth herein under “Risk Factors.” The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to read any further disclosures we make on related subjects in our filings with the SEC, including Form 10-K, Form 10-Q and Form 8-K reports. Other factors besides those listed in “Risk Factors,” including factors described as risks in our filings with the SEC, could also adversely affect us. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We will not receive proceeds from any sales by the selling stockholder of its shares of common stock. The selling stockholder identified in this prospectus will receive the proceeds from such sale of shares.

SELLING STOCKHOLDER

This prospectus covers the offer and sale of shares of our common stock held by Hai Gao Holdings Limited, or the Selling Stockholder. On December 29, 2011, we issued 2,783,527 unregistered shares of our common stock to the Selling Stockholder pursuant to the terms of a subscription agreement, dated December 29, 2011. The Selling Stockholder is controlled by Mr. Yang Wen, a citizen of the PRC. On August 15, 2011, Mr. Yang Wen purchased in a transaction 4.17% of the equity interest of Wuhan Kingold, our controlled operating subsidiary in the PRC, for RMB 30 million (approximately $4.7 million). This equity interest in Wuhan Kingold was previously held by Beijing Shouchuang Investment Co. Ltd, a PRC State Owned Enterprise, until August 9, 2011 when it sold this interest through a public statutory auction process in the PRC.

Subsequent to his purchase of the 4.17% equity interest of Wuhan Kingold, on October 20, 2011, and per our request, Mr. Yang Wen agreed to become a party to certain VIE agreements between Wuhan Kingold and our other subsidiary, Wuhan Vogue-Show. The VIE agreements include a Shareholders’ Voting Proxy Agreement, a Purchase Option Agreement, and a Pledge of Equity Agreement, each dated October 20, 2011. Following execution of these VIE agreements, Vogue-Show has entered into a series of agreements with Wuhan Kingold and shareholders holding 100% of the outstanding equity of Wuhan Kingold under which Wuhan Kingold has agreed to pay 100% of its after-tax profits to Vogue-Show and shareholders owning 100% of Wuhan Kingold’s shares have pledged their equity interest and delegated their voting power in Wuhan Kingold to Vogue-Show. Prior to execution of these VIE agreements, Wuhan Kingold was obligated to pay only 95.83% of its after-tax profits to Vogue-Show.

We have benefited as a result of Mr. Yang Wen’s purchase of the 4.17% of the equity interest of Wuhan Kingold and his subsequent entry into the VIE agreements. As a result, we agreed to fairly remunerate Mr. Yang Wen for his undertakings on our behalf. In connection therewith, we retained an established third-party valuation group of a Big 4 accounting firm to provide professional valuation services and advice with respect to the appropriate amount of remuneration in our shares of common stock. Such valuation firm determined that the fair value of the 4.17% equity interest of Wuhan Kingold as of November 30, 2011, was equal to 5.53% of our outstanding common shares, or 2,783,527 shares. This amount of shares is valued at $3,785,597 using the closing price of our shares on November 30, 2011, or $1.36 per share. Mr. Yang Wen directed us to issue the shares to his controlled company, the Selling Stockholder.

We agreed to file a registration statement with the U.S. Securities and Exchange Commission registering for resale the shares. We are required to keep the registration statement continuously effective under the Securities Act until the date when all of the securities covered by the registration statement have been sold by the Selling Stockholder. The shares were issued pursuant to exemptions from registration provided in Regulation D under Section 4(2) of the Securities Act, as amended, and Regulation S of the Securities Act.

The following table provides information regarding the Selling Stockholder, the number of shares of common stock beneficially owned by the Selling Stockholder and the number of shares of common stock it is offering. This information has been obtained from the Selling Stockholder. Except as otherwise indicated, we believe the Selling Stockholder listed in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by it.

	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned Following Offering
Beneficial Owner	#	#	# (1)	% (2)
Hai Gao Holdings Limited	2,783,527	2,783,527	0	0

1.	Assumes all shares offered hereby are sold by the Selling Stockholder.
2.	Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission, and generally includes securities held by persons who have sole or shared voting power or investment power with respect to those securities, and includes securities that are or will become exercisable within 60 days after January 31, 2012. Calculated on the basis of 53,107,343 shares of common stock, which is the number of shares of Company common stock outstanding as of January 31, 2012.

PLAN OF DISTRIBUTION

The Selling Stockholder of the common stock and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock covered in this prospectus, which we refer to as the “Shares”, on the Nasdaq Capital Market or any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder may use one or more of the following methods when disposing of the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell the Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.

Upon our being notified in writing by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

The Selling Stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the Shares. The foregoing may affect the marketability of the Shares.

We have agreed to pay all fees and expenses incident to the registration of the Shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The class of securities offered under this prospectus is our common stock, which has been registered pursuant to Section 12 of the Exchange Act.

LEGAL MATTERS

Reed Smith LLP, New York, New York will pass on the validity of the common stock being offered in this prospectus.

EXPERTS

Friedman LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S–3 under the Securities Act with the Securities and Exchange Commission. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it. You may read and copy any document which we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of Public Reference Room by calling the Securities and Exchange Commission at 1–800–SEC–0330. We file reports, proxy statements, and other information with the Securities and Exchange Commission and these reports, proxy statements, and other information can be inspected on the Internet at http://www.sec.gov and at http://www.kingoldjewelry.com/s/Investors.asp.

We are also subject to the information and periodic reporting requirements of the Exchange Act. We file reports, proxy statements, and other information with the Securities and Exchange Commission to comply with the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 31, 2011;

•	Our Annual Report on Form 10-K/A for the year ended December 31, 2010, filed with the Securities and Exchange Commission on April 29, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Securities and Exchange Commission on May 10, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the Securities and Exchange Commission on August 9, 2011, as amended on Form 10-Q/A filed with the Securities and Exchange Commission on August 9, 2011;

•	Our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2011, filed with the Securities and Exchange Commission on August 9, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the Securities and Exchange Commission on November 9, 2011;

•	The description of the common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on April 12, 2000, as amended on August 17, 2010;

•	The description of the common stock contained in our Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on August 17, 2010; and

•	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 21, 2011, February 3, 2011, March 16, 2011, May 2, 2011, November 2, 2011, December 19, 2011 and December 30, 2011.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

Kingold Jewelry, Inc.

15 Huangpu Science and Technology Park

Jiang’an District

Wuhan, Hubei Province, PRC 430023

Attn: Corporate Secretary

Kingold Jewelry, Inc.

COMMON STOCK

PROSPECTUS

      , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

SEC registration fee	$537.50

Fees and expenses of accountants	$35,000.00

Fees and expenses of legal counsel	$25,000.00

Printing expenses	$—

Miscellaneous expenses	$1,000.00

Total	$61,537.50

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit.

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

II-1

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of our board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our agents and employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if our Board determines, pursuant to Delaware law, that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed.

We may enter and have entered into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the date of this registration statement, we have entered into indemnification agreements with each our directors and officers. Such indemnification agreements require us, among other things, to:

•         indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•         advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•         obtain directors’ and officers’ insurance.

In addition, our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us, subject to the limits of the policies, insuring such persons against various liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-2

 Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated in parentheses:

Exhibit
Number	Description of Document
3.1	Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

3.2	Amendment to Certificate of Incorporation of Registrant dated December 29, 1995 (Incorporated by reference to Exhibit 3.2 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

3.3	Amendment to Certificate of Incorporation of Registrant dated October 12, 1995 (Incorporated by reference to Exhibit 3.3 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

3.4	Amendment to Certificate of Incorporation of Registrant dated January 21, 1999 (Incorporated by reference to Exhibit 3.4 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

3.5	Amendment to Certificate of Incorporation of Registrant dated April 7, 2000 (Incorporated by reference to Exhibit 3.5 to our Registration Statement filed on Form SB-2/A with the Commission on April 12, 2000)

3.6	Amendment to Certificate of Incorporation of Registrant dated December 18, 2010 (Incorporated by reference to Exhibit 3.6 to our Registration Statement filed on Form S-1 with the Commission on October 1, 2010)

3.7	Amendment to Certificate of Incorporation of Registrant dated June 8, 2010 (Incorporated by reference to Exhibit 3.7 to our Registration Statement filed on Form S-1 with the Commission on October 1, 2010)

3.8	Amended and Restated Bylaws of Registrant (Incorporated by reference to Exhibit 3.1 to our Current Report filed on Form 8-K with the Commission on December 30, 2010)

4.1	Subscription Agreement, dated as of December 29, 2011, by and between Registrant and Hai Gao Holdings Limited (Incorporated by reference to Exhibit 10.1 to our Current Report filed on Form 8-K with the Commission on December 30, 2011)

4.2	Shareholders’ Voting Proxy Agreement dated October 20, 2011 by and between Vogue-Show, Registrant and shareholders of Wuhan Kingold (Incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed with the Commission on November 9, 2011)

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4.3	Purchase Option Agreement dated October 20, 2011 by and between Vogue-Show, Registrant, and shareholders of Wuhan Kingold (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed with the Commission on November 9, 2011)

4.4	Pledge of Equity Agreement dated October 20, 2011 by and between Vogue-Show and shareholders of Wuhan Kingold (incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q filed with the Commission on November 9, 2011)

5.1	Opinion of Reed Smith LLP

23.1	Consent of Friedman LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 17. Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kingold Jewelry, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jiang’an District, Wuhan, Hubei Province, PRC, on January 31, 2012.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
Zhihong Jia
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Zhihong Jia and Bin Liu, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Zhihong Jia	Chairman and Chief Executive Officer	January 31, 2012
Zhihong Jia	(Principal Executive Officer)

/s/ Bin Liu	Chief Financial Officer (Principal	January 31, 2012
Bin Liu	Financial and Accounting Officer)

/s/ Bin Zhao	Director	January 31, 2012
Bin Zhao

/s/ H. David Sherman	Director	January 31, 2012
H. David Sherman

/x/ Hai Xiao Xu	Director	January 31, 2012
Hai Xiao Xu

/s/ Bing Nan Zhang	Director	January 31, 2012
Bing Nan Zhang